Exhibit 99.1

PRESS RELEASE

Wi-Tron, Inc. and Cellvine, Ltd Sign Definitive Merger Agreement

May 19th , 2008 - New Jersey, US - WI-TRON, INC.(OTC Bulletin Board: WTRO.OB - News), a manufacturer of power amplifiers announced today that it has signed a definitive merger agreement with Cellvine, Ltd., a private Israeli corporation that develops and markets coverage and capacity solutions for the wireless telecommunications industry. The merger will enable the companies to combine their technologies to promote efficient and effective delivery of power amplifiers and coverage systems to the wireless market.

Cellvine Ltd, an Israeli company with investors including Peregrine Ventures, Stratum Wealth Management and U.S. entrepreneur Dr. Phillip Frost, offers a broad range of cellular coverage enhancement products and solutions based on its exclusive technology for improving cellular signals for in-building, urban and rural over-ground and subterranean environments.

Upon completion of the transaction, the ratio between the shareholding of current shareholders of Cellvine and current shareholders of Wi-Tron will be 85 to 15, on a fully diluted basis.

The transaction is subject to various conditions, including obtaining the approval of shareholders of each of the companies, obtaining required financing, certain other Israeli government and third party consents as well as customary closing deliveries.

John Chase Lee, CEO and Chairman of Wi-Tron, commented, “We believe this merger strengthens Wi-Tron as a leading amplifier innovator allowing us access to the multiple markets that Cellvine serves. We have jointly developed products with Cellvine in the past and are confident in our belief that this merger has great synergies.”

Yoni Schiff, CEO of Cellvine Ltd, added “Cellvine has developed a leading suite of wireless coverage products and adding Wi-Tron’s strong amplifier technology will allow us to provide unique and cutting edge outdoor coverage solutions to the civilian and defense markets. We are excited at the prospect of having Wi-Tron as part of our team.”

About the Participating Companies:

Wi-Tron:

Wi-Tron, Inc. designs, manufactures and sells ultra linear single and multi-channel power amplifiers and broadband high-speed wireless products to the worldwide wireless telecommunications market. The single and multi-carrier linear power amplifiers, which are a key component in cellular base stations, increase the power of radio frequency and microwave signals with low distortion. Wi-Tron’s products are marketed to the cellular, PCS, X-band, wireless local loop segments of the wireless telecommunications industry.

Cellvine:

Cellvine Ltd. is a vendor of wireless coverage solutions for the cellular industry. Cellvine provides a comprehensive set of products for advanced outdoor and in-building cellular coverage with industry leading remote management capabilities, eliminating the need for costly infrastructure replacement. Cellvine supports all the cellular technologies and has a full suite of both standard devices as well as leading edge DSP technology solutions.

About Forward-Looking Statements:

Certain information contained in this press release is forward-looking. Actual results might differ materially from the forward-looking statements contained in this press release. All forward-looking statements involve known and unknown risks, uncertainties and other unknown factors. Any of these factors could cause Wi-Tron's actual results to be materially different from any future results expressed or implied by any forward-looking statement contained in this press release. In addition to statements which explicitly describe these risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief", "expects", "intends", "anticipates", "plans", or "proposes", to be uncertain and forward-looking. Forward-looking statements  represent Wi-Tron's judgment as of the date of this release. Actual results depend on Wi-Tron's  ability to, among other things,  generate  revenue, reduce operating  losses,  and  successfully  develop and market its products.  Factors that could cause actual events or results to differ materially include, among others, the following: rapid technological change that can adversely affect the demand for Wi-Tron's amplifiers, shifts in customer demand, shifts in strategic relationships, delays in Wi-Tron's ability to deliver its products to its customers, and Wi-Tron's ability to market and distribute its amplifiers in Asia and other markets. These and other risks may be described from time to time in Wi-Tron's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Wi-Tron is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Information contained in our website is not incorporated by reference in, or made part of this press release.